U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                      Registration of Additional Securities
                                      Under
                           THE SECURITIES ACT OF 1933


                       BIO SOLUTIONS MANUFACTURING, INC.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

          NEW YORK                                           16-1576984
-------------------------------------           --------------------------------
(State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                       Identification No.)

       1161 James Street
        Hattiesburg, MS                                         39401
-------------------------------------           --------------------------------
(Address of principal executive offices)                   (Zip Code)


                              ____________________

                          2002 Omnibus Securities Plan
                  --------------------------------------------
                            (Full title of the Plans)
                               ___________________


                           David S. Bennett, President
                                1161 James Street
                              Hattiesburg, MS 39401
                  --------------------------------------------
                     (Name and address of agent for service)


                                 (601) 582-4000
                  --------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
==============================================================================
                     PROPOSED         PROPOSED          PROPOSED     AMOUNT
TITLE OF SECURITIES  MAXIMUM          MAXIMUM           MAXIMUM        OF
TO BE REGISTERED     AMOUNT TO        OFFERING PRICE   AGGREGATE  REGISTRATION
PER SHARE (1)        BE REGISTERED    PER SHARE         PRICE          FEE
------------------------------------------------------------------------------
Common Stock par
value $0.001 (2)     3,000,000          $0.49         $1,470,000      $173.02
==============================================================================
1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask prices as reported by the NASDAQ Over-The- Counter Bulletin Board on August 15, 2005.
2) The securities to be registered represent shares of Common Stock reserved for issuance under the Bio Solutions Manufacturing, Inc. 2002 Omnibus Securities Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction, are also being registered hereunder.

PART I

ITEM 1.  PLAN INFORMATION.

     On April 9, 2002 the Registrant filed Form S-8 to register 3,000,000 shares of its common stock under the terms of the 2002 Omnibus Securities Plan (the "Plan"). On August 22, 2003, there was a 100 for 1 reverse split of the Registrant's common stock. Section 14(b) of the Plan provides that the Board of Directors may amend the Plan at any time and from time to time. In accordance with Section 14(b), the Registrant has amended the Plan to increase the number of shares thereunder, and is hereby registering an additional 3,000,000 shares of its common stock pursuant to Form S-8 in order to restore the number of shares available under the Plan to its original amount.



                                    PART II

ITEM 3. INCORPORATION BY OF DOCUMENTS BY REFERENCE.


     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

A. The contents of the earlier Registration Statement, SEC File Number 333-86634, are incorporated by reference;

B.   Annual Report on Form 10-KSB for the year ended January 31, 2005;

C.   Quarterly Report on Form 10-QSB for the three months ended April 30, 2005;

D. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including but not limited to, subsequently filed amendments to the above listed documents and subsequently filed forms 10-KSB, 10-QSB, and 8-K, prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modified or supersedes such statement. All information appearing in this Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.


ITEM 4. DESCRIPTION OF SECURITIES

     The class of securities to be offered hereby is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The securities to be registered represent shares of Common Stock reserved for issuance under the Bio Solutions Manufacturing, Inc. 2002 Omnibus Securities Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable and pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with this Registration Statement have been passed upon by J. Jeffrey Press, Esq. After the effectiveness of this Registration Statement Mr. Press will be issued 400,000 shares of the common stock pursuant to the Plan. The 400,000 shares are being issued in consideration for services.

ITEM 8. EXHIBITS

The following are filed as exhibits to this Registration Statement:

     EXHIBIT NO.     DESCRIPTION
     -----------     -----------
       5.1           Opinion of J. Jeffrey Press, Esq.

      23.1           Consent of Baum and Company, CPAs

      23.2           Consent of  J. Jeffrey Press, Esq. (included in Exhibit 5)


ITEM 9. UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     iii. To include any additional or changed material information with respect to the plan of distribution.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of Hattiesburg, State of Mississippi, on August 17th, 2005.

                        Bio Solutions Manufacturing, Inc.


/s/David S. Bennett
--------------------------
By: David S. Bennett
Its: President



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/David S. Bennett
--------------------------
David S. Bennett                Director and Chief Executive Officer

/s/Patricia M. Spreitzer
--------------------------
Patricia M. Spreitzer           Director, Secretary and Chief Financial Officer

/s/Michael O'Gorman
--------------------------
Michael O'Gorman                 Director



     Pursuant to the requirements of the Securities Act of 1933, the plan administrator has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on August 17tth, 2005.


/s/David S. Bennett
---------------------------------
David S. Bennett, Plan Administrator